EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Louisiana Food Company (the “Company”) on Form 10-K for the period ended September 30, 2011, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Vice President, Acting Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on his knowledge and belief:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: January 11, 2012.	LOUISIANA FOOD COMPANY
By:	/s/ WADDELL D. LOFLIN
Waddell D. Loflin, Vice President, Acting Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Louisiana Food Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.